ICR Conference January 2016 Exhibit 99.1

I. Introduction & Overview

We are an innovation driven brand disrupting a huge, growing industry We are positioned at the confluence of pet parenting and consumer health & wellness with a socially responsible brand We are redefining what good pet food is in ways that are intuitive to consumers We deliver a value proposition relevant to the average consumer and every class of pet retailer We have a scalable and very difficult to replicate business model from product conception to point of purchase Who is Freshpet pets. people. planet. The power of fresh natural & simple foods Less processed Acts of kindness Our team Our partners Our families Efficient conservation Renewable energy Sustainable practices Carbon footprint offset At Freshpet, we have a single-minded mission -- to bring the power of real, fresh food to our dogs and cats. And, we're committed to doing so in ways that are good for our pets, for people and for the planet. This is our commitment

We believe that there’s a better, healthier way to develop & deliver pet food We use only the freshest, most wholesome, human-grade ingredients So we produce ultra premium, fresh pet food for the dogs & cats that we all love in our own Kitchens How we are different…

Our Product Promise

Traditional Pet Food The Freshpet Difference Unchanged for over 70 years 9 years of continuous innovation Wet Dog Food Dry Dog Food Fresh ingredients, with all-natural meats and veggies sourced in North America Gently cooked without preservatives at the Freshpet Kitchens in Bethlehem, PA Unique branded Freshpet Fridges at leading retailers vs. We are Disrupting the Pet Food Industry

Relevant To All Major Classes Of Pet Food Retail Distribution in Stores and Counting(1) Grow Points of Distribution Runway To Expand Distribution Retail Class Some Of Our Customers Pet Specialty Mass Merchandisers Club Traditional Grocery Natural (1) Store Count as of December 31, 2015 1 5 , 0 0 0+ ~35,000

Freshpet Stores Across North America – 15,000+

Source: IRI Total US Multi Outlet Average Price latest and brand website feeding guidelines – smallest size for all competitive SKUs listed Leading Brands Freshpet is Affordable for the Average Consumer

Experienced Team with a Proven Track Record

Name	Title	Years of Packaged Good Experience	Previous Experience			
Richard Thompson	Chief Executive Officer	30+	Meow Mix	CEO	AIPC	Founder, CEO, President
Dick Kassar	Chief Financial Officer	29+	Meow Mix	CFO	Global Household Brands	CFO, Co-President
Scott Morris	Chief Operating Officer	21+	Meow Mix	VP of Marketing	Purina	Pet Food Group Director
Stephen Weise	Executive VP of Manufacturing and Supply Chain	30+	TDM Consulting, Jacobson Companies	COO	8in1	COO, Kraft
Cathal Walsh	Senior VP of Cooler Operations	17+	Nestlé Purina	Zone Marketing Manager	Nestlé	Marketing Manager
Michael Hieger	Senior VP of Manufacturing Operations	18+	Meow Mix	Engineering Manager	Purina	Pet Treats Manager
Stephen Macchiaverna	Senior VP, Controller and Secretary	26+	Meow Mix	Controller	The Clorox Company	Controller
Thomas Farina	Senior VP of Sales	26+	Meow Mix	Eastern Region VP		Regional VP
Lisa Barrette	VP of Business Development	15+	Pinnacle	Sr. Director	Post, Kraft	
Christopher Taranto	VP of Procurement & Planning	23+	Pfizer	Director of Supplier Management, Global Operations		
Kathryn Winstanley	VP of Marketing	14+	Meow Mix	Senior Brand Manager	Snapple	Brand Manager

Fully-staffed teams at corporate HQ and Freshpet Kitchens

11

Freshpet Had a Year Marked by Great Achievements

The Freshpet team delivered strong results across several areas

» Topline growth % (year end est.)	~34% vs. YAG
» Adjusted EBITDA	~100%+ vs. YAG
» Successful innovation - shredded and baked launches	~$10MM+ in revenue
» Continued improvements across consumer fundamentals	Penetration & Repeat rates
» Kitchens expansion phase I complete and phase II in progress	On time and on budget
» Organization build out and development	Expanded capabilities


NEW
Freshpet

2013-2015 – CAGR Growth 35% Net Sales CAGR: 35%

II. Value Proposition

6. Brand 1. Product Know-How 2. Manufacturing 4. Freshpet Fridge 5. Retailer Economics 3. Supply Chain The Freshpet Value Creation Platform

Note: Freshpet branded refrigerators as of June 30, 2015 Our Freshpet Fridges allow us unparalleled control over our merchandising space Powerful and distinct brand ambassadors Opportunity for unparalleled communication with our consumers We don’t fight for shelf space with other manufacturers Major barrier to entry for future competition We own and maintain 15,000+ Freshpet branded units in pet aisles across North America We Control the Merchandising Space

III. Growth Strategy

Grow Points of Distribution Grow Awareness and Trial New Product Innovation Leverage Scalable Infrastructure 1 2 3 4 We have four levers for long term growth

Grow Points Of Distribution Grow Points of Distribution Freshpet is sold across all major classes of retail including grocery, mass, club, pet specialty and natural Opportunity to approximately double store count at existing retail partners alone Substantial runway to penetrate new retail accounts Attractive economics: 15 month cash-on-cash payback period(1) Targeting double digit Freshpet Fridge Growth We Are Still Early In The Game Drivers Of North America Penetration 1 (1) Calculated by comparing our total current costs for refrigeration (including installation and maintenance) to the Company’s current margin on net revenues

Guerilla Marketing Digital & Social Media Differentiated Packaging Retail Merchandising Freshpet Share of Dry and Wet Dog Food Freshpet Toolbox to Connect with Consumers National TV Advertising Source: Market share data as per IRI Approximately 20% of dog owners today have ever heard of Freshpet 2 Grow Awareness and Trial

3 New Product Innovation

Current New Product Pipeline



Fresh Baked Launched in 2015
- Fresh Baked found in dry dog food aisle
- Made from 100% fresh chicken or turkey
- No processed animal meals
- Available in grain and grain-free varieties



Fresh Raw Launched in 2014
- Fresh Raw vs. Competitors' Frozen Raw
- Frozen Raw is a $300mm category today[(1)]



Shredded Launched in 2015
- Looks like food people eat at home
- Convenient, easy to use packaging
- Further differentiates product portfolio in the pet food space



Continuing to Expand Freshpet Cat Offerings
- Freshpet currently underdeveloped
- Plan to develop a range of products for cat owners
- $6.8bn category in 2013[(2)]

Innovation Adds Incremental Sales Layers



$16
$25
$43
$63
$87
$116
FY 2010
FY 2011
FY 2012
FY 2013
FY 2014
FY 2015
Base
2011 New Products
2012 New Products
2013 New Products
2014 New Products
2015 New Products

(1) Packaged Facts Fresh and Frozen Food Report
(2) Euromonitor

21

Freshpet Fridge growth Awareness & adoption New product innovation Incremental Sales Flow Through Increasing capacity utilization Fully-staffed manufacturing team Have historically taken pricing to offset cost inflation Corporate infrastructure in place National TV advertising in place Increasing efficiency on outbound freight Net Sales Drivers Gross Profit Leverage SG&A Leverage Operating Leverage *Adjusted for $1.8 million and $0.9 million for non-cash items related to stock compensation and the fair valuation of warrants in 2014 and 2013, respectively. **Adjusted for $1.3 million and $0.2 million for non-cash items related to stock-based compensation and the fair valuation of warrants in 2015 and 2014, respectively. Fridge Growth Net Sales Growth Gross Profit Growth SG&A Growth Fridge Growth Net Sales Growth Gross Profit Growth SG&A Growth 4 Leverage Scalable Infrastructure

Double digit Topline Growth Double digit Store Growth High double digit Adjusted EBITDA Growth Building out 2015 innovation and new 2016 innovation Developing a sustainable store growth foundation for 5+ years Kitchens expansion phase II completion and startup Improving commitment to Pets, People and Planet 2016+ -- Positioned for Continued Growth

Freshpet 2016 Growth Platform